EXHIBIT 99.1

Technical Communications Corporation Reports Results for the Fiscal Quarter Ended December 25, 2010

CONCORD, Mass., Feb. 2, 2011 (GLOBE NEWSWIRE) -- Technical Communications Corporation (Nasdaq:TCCO) today announced its results for the fiscal quarter ended December 25, 2010. For the first quarter of the Company's 2011 fiscal year, the Company reported net income of $499,000, or $0.27 per share, on revenue of $2,735,000, as compared to net income of $2,356,000, or $1.62 per share, on revenue of $4,764,000 for the quarter ended December 26, 2009.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC, said, "Having completed the shipment of our large radio encryption orders for Afghanistan in fiscal 2010, TCC's performance in the first quarter of fiscal 2011 reflects revenue levels consistent with our growth trend experienced prior to fiscal 2010. Shipments in the first quarter consisted of a more traditional mix of encryption system products, including our DSD72A-SP bulk encryption systems for Taiwan, IP encryption systems for satellite communications in the Mid-East, logistics support equipment for a customer in Africa, a corporate communications suite providing IP and cellular encryption services for a customer in the United States, as well as additional deliveries for Afghanistan. Our backlog at December 25, 2010 remained strong at $6.0 million and the Company expects to deliver these orders during the remainder of fiscal 2011."

About Technical Communications Corporation

TCC designs, manufactures, and supports superior grade secure communications systems that protect highly sensitive information transmitted over a wide range of data, voice and fax networks. TCC's security solutions protect information privacy on every continent in over 115 countries. Government agencies, militaries, financial institutions, telecommunications carriers and multinational corporations worldwide rely on TCC to protect their communications networks.

Statements made in this press release, including any discussion of our anticipated operating results, financial condition and earnings, including statements about the Company's ability to achieve and sustain growth and profitability and expand product lines and market share, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, identified by the use of such terms as "anticipates," "believes," "expects," "may," "plans" and "estimates," among others, involve known and unknown risks. The Company's results may differ significantly from the results expressed or implied by such forward-looking statements. The Company's results may be affected by many factors, including but not limited to future changes in export laws or regulations, changes in technology, the effect of foreign political unrest, the ability to hire, retain and motivate technical, management and sales personnel, the risks associated with the technical feasibility and market acceptance of new products, changes in telecommunications protocols, the effects of changing costs, exchange rates and interest rates, and the Company's ability to secure adequate capital resources. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended September 25, 2010.

Technical Communications Corporation

Condensed consolidated income statements

	Quarter Ended
	(Unaudited)
	12/25/2010	12/26/2009
Net sales	$ 2,735,000	$ 4,764,000
Gross profit	2,055,000	3,556,000
S, G & A expense	676,000	738,000
Product development costs	896,000	527,000
Operating income	483,000	2,291,000
Income tax benefit	(15,000)	(63,000)
Net income	499,000	2,356,000
Net income per share:
Basic	$ 0.27	$ 1.62
Diluted	$ 0.27	$ 1.45

Condensed consolidated balance sheets

	12/25/2010	9/25/2010
	(Unaudited)	(derived from audited
		financial statements)
Cash	$ 8,129,000	$ 11,034,000
Accounts receivable, net	801,000	131,000
Inventory	2,778,000	2,613,000
Deferred income taxes	535,000	469,000
Other current assets	182,000	154,000
Total current assets	12,425,000	14,401,000
Property and equipment, net	534,000	425,000
Total assets	$ 12,959,000	$ 14,826,000

Accounts payable	179,000	314,000
Accrued expenses and other current liabilities	863,000	2,927,000
Total current liabilities	1,042,000	3,241,000
Total stockholders' equity	11,917,000	11,585,000
Total liabilities and stockholders' equity	$ 12,959,000	$ 14,826,000
CONTACT: Michael P. Malone
         Chief Financial Officer
         (978) 287-5100
         www.tccsecure.com